Dallas/March 20, 2014 – Comerica Announces Summary Results of its Dodd-Frank Act Stress Test

Comerica’s Dodd-Frank Act Stress Test results, given the hypothetical Severely Adverse Economic Scenario identified by the Federal Reserve Board, indicate Comerica would maintain sufficient capital ratios throughout the nine quarter forecasting horizon.
The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), pursuant to section 165 (i)(2), requires all Bank Holding Companies (BHCs) with total consolidated assets of $50 billion or more to develop a set of forward-looking stress tests based upon hypothetical economic scenarios developed by the Federal Reserve Board (in addition to idiosyncratic economic scenarios developed internally). The estimated financial results of the stress test will identify the hypothetical projected capital position of a corporation under severely adverse economic conditions to determine if there is sufficient capital to absorb losses and support operations.
The Supervisory Severely Adverse Economic scenario used for the 2014 Dodd-Frank Act Stress Test (DFAST) was released by the Federal Reserve on November 1, 2013, in the “2014 Supervisory Scenarios for Annual Stress Tests Required under the DFAST Rules and the Capital Plan Rule.” The hypothetical Severely Adverse scenario identified by the Federal Reserve was characterized by a substantial weakening in economic activity driven by rising unemployment (+ 4 percentage points to 11.25%), falling Gross Domestic Product (down nearly 4.75%), a 50% decline in equity prices, and a 25-35% decline in residential and commercial real estate values.
For the DFAST forecasts, all banks are required to make a uniform set of capital assumptions over the nine-quarter planning period, which includes (i) no issuances or redemptions of regulatory capital instruments, (ii) quarterly common stock dividend distributions equal to the average of the prior four quarters, and (iii) capital instrument payments that must be equal to the previously stated expectations of dividends, interest, or principal payments.
Pursuant to CFR §252.148, the following is a disclosure of the results of the stress test of Comerica Incorporated (Comerica or the Corporation), based upon the scenario and assumptions noted above, including an outline of the risks accounted for, the methodologies used, and the estimated financial impact of the scenario on revenues, losses, income, and capital that are identified in the following discussion.
Risks accounted for in stress-testing results
Comerica developed its capital management process and leveraged its existing risk management structure in order to ensure that capital adequacy was assessed based on its material risks and its associated risk profile. Comerica assumes various types of risk in the normal course of business. Management classifies the risk exposures into six areas: (i) credit, (ii) market, (iii) liquidity, (iv) operational, (v) compliance, and (vi) business risks. Comerica continues to enhance its risk management

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Summary Results of Dodd-Frank Act Stress Test

capabilities with additional processes, tools, and systems designed to not only provide management with deeper insight into Comerica’s various risks and its appetite for risk (i.e., risk tolerance), but also enhance Comerica’s ability to control and mitigate those risks and ensure that appropriate compensation is received for the risks taken. Specialized risk managers, along with the risk management committees for credit, market, liquidity, operational, and compliance risk are responsible for the day-to-day management of those respective risks.
Comerica’s Enterprise-Wide Risk Management Committee (EWRM) is responsible for establishing governance over the enterprise-wide risk management process and providing oversight in managing Comerica’s aggregate risk position. The EWRM Committee is principally made up of the various senior managers from the different risk areas and business units appointed by Comerica’s Chairman and Chief Executive Officer and has reporting responsibility to the Enterprise Risk Committee (ERC) of the Board.
In order to facilitate the Enterprise-Wide Risk Management process, the Risk Management Office (RMO) is established under the authority of the EWRM Committee and provides the resources for the EWRM Committee to carry out its responsibilities. The RMO is responsible for coordinating the Enterprise stress-testing activities and processes that result in the Capital Plan. The RMO also provides an independent validation function of the various risk-management models that complement Comerica’s existing audit processes.
Credit Risk Management
Comerica considers credit risk to be the most significant risk. It represents the risk of loss due to failure of a customer or counterparty to meet its financial obligations in accordance with contractual terms. Comerica manages credit risk through conservative underwriting, skilled and experienced relationship management, periodic review and approval of all significant credit exposures, and detailed credit policies and guidelines. At the portfolio level, Comerica mitigates the impact of credit risk through loan portfolio diversification; limiting exposure to any single industry, customer, or guarantor; and selling participations and/or syndicating to third parties credit exposures above those levels it deems prudent.
The governance of the credit risk process begins with the Strategic Credit Committee chaired by the Chief Credit Officer and is supported by various other corporate resources. Credit Administration provides the resources to manage the line-of-business transactional credit risk, ensuring that all exposure is risk rated according to the requirements of the Credit Risk Rating Policy and providing business segment reporting support as necessary. Portfolio Risk Analytics provides comprehensive reporting on portfolio credit risks, continuous assessment and verification of risk rating models, quarterly calculation of the allowance for loan losses, and the allowance for credit losses on lending-related commitments and calculation of economic credit-risk capital. The Special Assets Group is responsible for managing the recovery process on distressed or defaulted loans and loan sales.

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Summary Results of Dodd-Frank Act Stress Test

Market and Liquidity Risk Management
Market risk represents the risk of loss due to adverse movements in market rates or prices, including interest rates, foreign exchange rates, and commodity and equity prices. Liquidity risk represents i) the failure to meet financial obligations coming due that result from an inability to liquidate assets or obtain adequate funding and ii) the inability to easily unwind or offset specific exposures without significant changes in pricing due to market disruptions or inadequate market depth.
The Asset Liability Policy Committee (ALCO) establishes and monitors compliance with the policies and risk limits pertaining to market and liquidity risk management activities. Comerica’s Treasury Department supports ALCO in measuring, monitoring, and managing interest-rate risk, liquidity risk, and coordination of all other market risks. This encompasses a variety of key activities, from analysis of risk positions and balance sheet structures to recommendations on risk mitigants. More specifically, the Treasury Department monitors risk levels, anticipates potential needs, and devises solutions for ALCO’s consideration, including actions such as interest-rate risk hedging (both on- and off-balance sheet), balance sheet changes for liquidity management, and security portfolio size and composition. In addition, the Treasury Department supports ALCO through the development of economic capital estimates for market risk and monitoring of capital adequacy in accordance with Comerica’s Capital Management Policy.
Operational Risk Management
Operational risk represents the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events. The definition includes legal risk, which is the risk of loss resulting from failure to comply with laws and regulations as well as prudent ethical standards and contractual obligations. Operational risk is mitigated through a system of internal controls that are designed to keep operating risks at appropriate levels. This system of controls is tailored to each business unit’s specific risk profile and is comprised of a combination of system controls and manual controls (including management review and oversight) designed specifically to detect and prevent operational failures.
For governance purposes, Comerica established an Operational Risk Management Committee to ensure that appropriate risk management techniques and systems are maintained. Comerica has developed a framework that includes a centralized operational risk management function, and business/support unit risk coordinators are responsible for managing operational risk specific to the respective business lines. In addition, internal audit and financial staff monitor and assess the overall effectiveness of the system of internal controls on an ongoing basis.
Compliance Risk Management
Compliance risk represents the risk of regulatory sanctions, reputational impact, or financial loss resulting from failure to comply with regulations and standards of good banking practice. Activities that may expose Comerica to compliance risk include, but are not limited to, those dealing with the prevention

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Summary Results of Dodd-Frank Act Stress Test

of money laundering, privacy and data protection, community reinvestment initiatives, fair lending, consumer protection, employment and tax matters, over-the-counter derivative activities, and other activities regulated by the Dodd-Frank Act. Comerica established an Enterprise-Wide Compliance Committee (EWCC) comprised of senior business unit managers, as well as managers responsible for compliance, audit, and overall risk. This enterprise-wide approach provides a consistent view of compliance across the organization. The EWCC also ensures that appropriate actions are implemented in business units to mitigate risk to an acceptable level.
Business Risk Management
Business risk represents the risk of loss due to impairment of reputation; failure to fully develop and execute business plans; failure to assess current and new opportunities in business, markets, and products; and any other event not identified in the defined risk categories of credit, market, operational, or compliance risks. Mitigation of the various risk elements that represent business risk is achieved through initiatives to help the Corporation better understand and report on the various risks.
Methodologies used & resulting stress-test estimates
Comerica employs several different quantitative and qualitative methods that are a part of the capital planning processes to forecast the impact of the risks identified above over a nine-quarter forecast period for stress-testing purposes. The methods developed are focused on a repeatable, transparent process that ties forecast results to macroeconomic variables to ensure Comerica’s ability to forecast in any given economic scenario. Methods include statistical modeling techniques (regression models, Monte Carlo simulations, actuarial models, mathematical finance models, etc.) for primary forecasts, along with challenger models for benchmark forecasts, historical trend analysis, scenario analysis, and calibration with expert management judgment, where appropriate. There are over 100 models (many with several subcomponent models) utilized to generate forecast results sensitive to macroeconomic scenarios throughout the stress testing process. Each of the models employed was back-tested by comparing forecasts against Comerica’s historical results and industry performance to ensure relevance and consistency.
An independent validation team reviews and validates the components of the model development, the reasonability of the forecast results, and the accuracy of model and mathematical calculations. Additionally, the organization involves a collection of various committees comprised of differing levels of management and business expertise that provide input into the model development process and challenge the stress-testing results from a business perspective to ensure alignment with business expectations given the economic scenario. Quantitative and qualitative overlays and buffers are incorporated into the forecast estimates to account for internal strategic initiatives, tactical business decisions, or identified model weakness and limitations, where appropriate.

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Final results and submissions to the Federal Reserve are reviewed, challenged, and formally approved by Comerica’s Board of Directors. Comerica’s Internal Audit Department also assesses the Corporation’s Capital Planning processes to ensure policies and procedures are identified, sufficient, and adhered to.
Comerica’s Economics Department uses internal and external resources to develop a broad collection of macroeconomic variables that are a part of the overall forecasting process throughout all components of the stress-testing process. These variables include those identified by the Federal Reserve that are then expanded to a broader spectrum of income, interest rate, market and housing variables, whose forecasts are appropriately aligned with the scenarios identified by the Federal Reserve.
The methodologies used for each major component of the stress-testing process and the resulting model estimates in the hypothetical Supervisory Severely Adverse scenario are summarized below.
Credit Losses and ALLL: Model Development and Estimates
Credit Loss Forecasts - Wholesale Loans
Comerica employed several internally developed, quantitative models to forecast credit losses for its Commercial and Industrial (C&I) and Commercial Real Estate (CRE) portfolios as well as related exposures to derivative and foreign-exchange product counterparties. Core loss forecasting models were developed at granular levels for a combination of C&I business segments and CRE product segments that had historically demonstrated different degrees of sensitivity to the macroeconomic environment. Exposure to owner-occupied commercial real estate was modeled in the C&I segment relevant to the owner/occupant of the real estate. Unsecured exposures to entities deemed to be primarily related to CRE (i.e., developers and real estate investment trusts) were modeled as CRE exposures. Certain personal purpose loans that are underwritten and serviced like wholesale loans, frequently loans to owners of C&I obligors, are modeled in the relevant wholesale segment.
Models for each of these segments were developed to generate loss forecasts by projecting the probability of default (PD), loss given default (LGD), and exposure at default (EAD). The models used the credit exposure and risk profile of the segment at the outset of the forecast period, forecasts of the outstanding balance for each segment through the forecast period (described above), and combinations of predictive macroeconomic variables specifically relevant to each C&I and CRE segment and risk driver (PD, LGD and EAD). For each of the C&I and CRE segments, PD is based on historical risk migration patterns and sensitivity to the macroeconomic environment based on Comerica's internal risk-rating system and actual default experience. LGD and EAD projections for each of the segments are based on historically demonstrated sensitivity of those factors to changes in the macroeconomic environment.

Credit Loss Forecasts - Retail Loans
The retail portfolios mainly consist of loans secured by residential real estate originated directly from borrowers in Comerica's footprint. Over 70% of the portfolio is from borrowers with other Comerica relationships. Retail portfolios were modeled in two segments: Residential Mortgage and Home Equity, which represent over 90% of the total retail portfolio. Historical risk-migration patterns were used to

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Summary Results of Dodd-Frank Act Stress Test

derive PD, LGD, and EAD risk drivers to forecast credit losses with sensitivity to macroeconomic conditions.
In addition to its core Wholesale and Retail loss-forecasting models, Comerica developed several challenger models incorporating external data and different modeling methodologies. The results of these models were incorporated into the loss projections for each of the stress scenarios. Incorporating the results of these challenger models served to amplify the results of the core models.
Allowance for Loan and Lease Losses and Provision
The Comerica Allowance for Loan and Lease Losses (ALLL) forecasting models and resulting provision expense reflect the framework of Comerica's actual ALLL methodology. Within that framework, the primary drivers for forecasting the ALLL are the modeled balances, risk distribution, portfolio losses, and select macroeconomic variables over the nine-quarter forecast period. Several key metric/adequacy ratios are employed to ensure that the modeled results of ALLL are appropriate and provide sufficient coverage of expected losses.
The table below identifies the cumulative nine-quarter forecasted loan-loss estimates for Comerica, based upon the hypothetical Severely Adverse economic scenario developed by the Federal Reserve Board as a part of the 2014 Supervisory Scenarios for Annual Stress Tests required under the Dodd-Frank Act stress-testing rules.

Projected Loan Losses, by Type of Loan, Q4 2013 - Q4 2015
	Billions of Dollars	Portfolio Loss Rates %
Loan Losses	1.97	4.7%
First Lien Mortgages, Domestic	0.03	2.0%
Junior Liens and HELOCs, Domestic	0.06	5.9%
Commercial and Industrial (1)	1.52	4.5%
Commercial Real Estate (2)	0.35	7.0%
Credit Cards	-	0.0%
Other Consumer	0.01	2.9%
Other Loans	-	0.0%

(1) Commercial and Industrial primarily includes loans made to business entities that are not involved in the business of Real Estate Development
(2) Commercial Real Estate primarily includes construction loans, homebuilder loans, and loans financing real estate on an unsecured or investor owned basis

The above-referenced charge-offs and loss rates are based upon Comerica’s internal credit segmentation and do not necessarily align with regulatory reporting segments. As noted above, Comerica models owner-occupied real estate as a C&I loss type (due to the nature of the collateral and

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repayment sources in addition to its loss history) in spite of the recognition that such loan types are reported as a CRE exposure in regulatory reporting.
Pre-Provision Net Revenue and other risks: Model Development and Estimates
The development of Pre-Provision Net Revenue components are an integral component of estimating credit losses and capital impacts for the stress-testing process. Major balance sheet and income statement items, including loans, deposits, noninterest income, and noninterest expense, are forecasted based upon the outputs of statistical regression models that properly quantify the relationship between macroeconomic variables and internal historical results at a granular level of product or line–of-business segmentation. Macroeconomic variables used in the models are selected based upon business and statistical reviews, with each variable being justified from a business perspective. Final model selection includes both a business and a statistical review, ensuring that forecasts are in line with business expectations and that model fit passes a collection of statistical tests to confirm reliable and stable results. The forecast estimates for stress-testing results are reviewed from a business perspective with overlays of management expertise, where justified by identified strategic plans, tactical business changes, or other model limitations.
Balance Sheet Projections
Balance sheet forecasts are based upon a combination of statistical models for each major asset and liability component, combined with other mathematical formulas and management judgment for estimates of balances in smaller balance sheet components.
Total accruing loans are divided into granular commercial loan segments (by major line of business) and retail segments (by major product type) with statistical regression models tied to macroeconomic variables used to forecast monthly balances in a given economic scenario. The smallest segments of the commercial and retail loan portfolio that combine to less than 1% of total accruing loans are modeled based upon a rolling 12-month average as opposed to a statistical regression model, due to the small size and limited activity of the segment.
Total deposits are divided into segments dependent upon major product type, with statistical regression models tied to macroeconomic variables used to predict quarterly average balances in a given economic scenario.
The remaining balance sheet categories whose balances are not driven by macroeconomic variables are estimated using a combination of quantitative relationships tied to internal variables and management judgment.
Income Statement Projections
Net interest income is forecasted by using modeled balance estimates of commercial loans, retail loans, and deposits noted above and applying forecasted interest rates that are developed based upon a combination of the interest rate environment, internal cash flow analysis, and management insights.

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Summary Results of Dodd-Frank Act Stress Test

Noninterest income is forecasted by a collection of statistical regression models tied to macroeconomic variables. The models developed were based upon granular segmentation that accounted for major product category and whose balances were driven by similar macroeconomic factors.
Noninterest expenses were forecasted in a similar manner to noninterest income with a model granularity depending upon major expense category. A few expense segments were modeled based upon quantitative historical relationships to a macro variable or scenario as opposed to a statistical regression model, which more appropriately captured the balance response in a given economic scenario.
Aggregate operational loss estimates associated with the seven Basel Event types that are used as units of measure for Comerica are developed based on a Loss Distribution Approach (LDA), which is an actuarial-based statistical model. The LDA methodology indicates separate models for frequency and severity. In this process, a scarcity of tail events (events that are rare and very severe) is mitigated by augmenting internal loss tail data with results from internal survey data. Macroeconomic variables act as drivers, and dial the frequency up or down depending on the severity of the specific scenario. This algorithm is applied to each event type and aggregated to obtain a total stressed expected loss for the given scenario.
Other unique risks are captured in loss estimates based upon the distinctive characteristics of each individual portfolio.
The table below identifies the cumulative nine-quarter forecasted estimates of revenues and expenses for Comerica based upon the hypothetical Severely Adverse scenario developed by the Federal Reserve Board as a part of the 2014 Supervisory Scenarios for Annual Stress Tests required under the Dodd-Frank Act stress-testing rules.

Projected Losses, Revenue, and Net Income Before Taxes through Q4 2015
	Billions of Dollars	Percent of Average Assets
Pre-Provision Net Revenue	1.00	1.6%
Other Revenue	-
Less
Provision	2.59	4.2%
Realized Gains/Losses on Securities (AFS/HTM)	0.00	0.0%
Trading and Counter Party Losses	-	0.0%
Other Losses/Gains	0.05	0.1%
Equals
Net Income/(Loss) Before Taxes	(1.64)	-2.7%

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Summary Results of Dodd-Frank Act Stress Test

Total Net Income/(Loss) before taxes over the nine-quarter period in the hypothetical Supervisory Severely Adverse scenario is estimated at ($1.6 billion), primarily attributable to higher credit losses and provisions. Total Net Income/(Loss) is also impacted by lower loan volume, lower noninterest income, and a rise in expenses related to greater foreclosure costs. The capital impact of these estimates is discussed and identified below.
Capital: Methodology and Results Summary
Under the hypothetical DFAST Severely Adverse scenario provided by the Federal Reserve, Comerica’s capital position and capital ratios are calculated by analyzing the impact to capital from

•	Changes in business mix (on-, and off-balance sheet),

•	Changes in projected earnings,

•	Capital actions as prescribed by the DFAST regulations, and

•	Any adjustments for regulatory rules.

The pro forma balance sheet is then risk weighted using the regulatory rules to which Comerica is subject. The change in the level of the total risk-weighted assets from one quarter to the next reflects changes in the overall balance sheet size and mix and changes in off-balance sheet exposures. Risk-weighted asset projections are based on applicable risk weightings pertaining to each type of asset category. The resulting regulatory capital and risk-weighted asset estimates are used to generate pro forma quarterly capital ratios.
As Comerica is not an advanced-approach bank, it will be subject to the Basel III rules in 2015. Based on this and instructions issued by the Federal Reserve for the hypothetical DFAST stress tests, its projected capital ratios were calculated as follows:

•	Tier 1 Common: under existing Basel I rules through 2015;

•	Common Equity Tier 1: not applicable in 2014, under Basel III rules in 2015;

•	Tier 1 Capital, Total Capital and Leverage Ratio: under existing Basel I rules through 2014, under Basel III rules in 2015.

As required by the DFAST rules, certain capital actions and capital distributions assumptions were prescribed by the Federal Reserve and do not necessarily represent the actual capital actions that Comerica would intend to take. Instead, DFAST requires BHCs to calculate their pro forma capital ratios using the following assumptions regarding their capital actions over the planning horizon:

•	For the first quarter of the planning horizon, a BHC must take into account its actual capital actions for that quarter;

•	For each of the second through ninth quarters of the planning horizon, the BHC must include in the projections of capital:

◦	Common stock dividends equal to the quarterly average dollar amount of common stock dividends that the BHC paid in the previous year;

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◦
Payments on any other instrument that is eligible for inclusion in the numerator of a regulatory capital ratio equal to the stated dividend, interest, or principal due on such instrument during the quarter (for Comerica-only interest on subordinated debt); and

◦
An assumption of no redemption or repurchase of any capital instrument that is eligible for inclusion in the numerator of a regulatory capital ratio (which would include an assumption of no common share repurchases).

The impact of the aforementioned rules, assumptions, and balance sheet and income statement results on capital ratios in the hypothetical Supervisory Severely Adverse scenario over the cumulative nine-quarter forecasting period are identified in the table below:

Projected Stressed Capital Ratios through Q4 2015
	Actual	Stressed Capital Ratios
	Q3 2013	Q4 2015	Minimum *
Tier 1 Common Ratio (%)	10.7%	8.8%	8.8%
Common Equity Tier 1 Capital Ratio (%)	na	8.8%	8.8%
Tier 1 Risk - Based Capital Ratio (%)	10.7%	8.8%	8.8%
Total Risk - Based Capital Ratio (%)	13.4%	10.8%	10.8%
Tier 1 Leverage Ratio (%)	10.9%	9.3%	9.3%

* "Minimum" means the lowest result for any quarter over the 9 quarter forecast period

The DFAST Severely Adverse scenario, as modeled in Comerica’s capital planning process, results in a projected decline in the Tier 1 Common capital ratio over the nine quarters of the scenario to 8.8%, a decline of approximately 190 basis points from the 2013 third quarter actuals levels. This decline is primarily driven by an expectation of deterioration in core earnings as well as rising credit costs exceeding pre-provision net revenues (PPNR) over the nine-quarter forecast horizon. As detailed in the PPNR table, this leads to a forecasted pre-tax net loss of approximately $1.6B over the forecast horizon. The aforementioned forecasted net loss is partially mitigated by lower risk-weighted assets, primarily due to lower loan balances and net charge-offs over the course of the forecast horizon. In summary, in the DFAST Severely Adverse scenario, Comerica remains well capitalized throughout the forecast horizon, as shown in the above table.

Forward Looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,”

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“looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including changes in interest rates; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; operational difficulties, failure of technology infrastructure or information security incidents; the implementation of Comerica's strategies and business initiatives; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; any future strategic acquisitions or divestitures; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2013. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wendy Bridges	Darlene Persons
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Brittany Butler
(214) 462-6834